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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of RathGibson, Inc. of our report dated April 4, 2005, except for information in Notes 3 and 11 for which the date is January 9, 2006, relating to the financial statements and financial statement schedule, which appears in such Registration Statement. We also consent to the references to us under the headings ‘‘Experts’’ and ‘‘Selected Consolidated Financial Data’’ in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
September 29, 2006